Exhibit 99.1

Tiffany Reports Strong Preliminary Sales and Operating Results for August and September

NEW YORK, October 15, 2020 — Tiffany & Co. (NYSE:TIF) today announced preliminary sales and operating earnings for August and September 2020 (the “two-month period”).

Worldwide net sales for the two-month period declined slightly from the comparable period in 2019 and operating earnings, inclusive of transaction-related expenses, increased approximately 25% from the comparable 2019 period. Positive sales trends are continuing in October. Globally, e-commerce sales continued to show strong growth, nearly doubling in the two-month period from the comparable period in 2019 and representing 13% of total net sales year-to-date through September 30. E-Commerce sales have historically represented approximately 6% of total net sales. Sales in Mainland China remained extremely strong and the Tiffany T1 line, the Company’s newest gold and gold with diamonds jewelry collection, continued its strong performance during the two-month period.

Despite the dramatic decline in tourism in the United States in 2020, sales in the United States declined by a low double-digit percentage in the two-month period relative to the comparable period in the prior year. This represents a meaningful sequential improvement since May 2020 to sales declines in the United States each month relative to the same month of the prior year, and the Company expects the sales trends in the United States to further improve in the fourth quarter.

Chief Executive Officer Alessandro Bogliolo said, “While we still expect full-year results to be substantially impacted by COVID-19, we are very pleased with the way the business has rebounded following the first quarter and continues to rebound in the third quarter, especially in Mainland China, and to recover in the United States.”

Tiffany’s cash balance continued to be in excess of $1 billion at September 30 and is expected to be approximately $900 million at year-end, which assumes the repayment of a $500 million draw earlier this year on the Company’s global revolver and capital expenditures for the full year that are flat to 2019 and approximately 30 percent below the 2020 pre-COVID plan. The decrease in capital expenditures relative to plan largely reflects costs deferred to 2021 due to the legally mandated temporary shutdown of the Fifth Avenue flagship renovation earlier this year and the Company’s decision to defer certain planned store openings and renovations to 2021.

The Company currently expects a mid-single digit percentage decline in sales and a mid-single digit percentage increase in operating earnings in the fourth quarter of 2020 relative to the same period in the prior year. Fourth quarter diluted earnings per share are expected to increase from the year-ago period by a mid-to-high single digit percentage on an as-reported basis.

About Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century, its fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including nearly 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omni-channel approach. To learn more about TIFFANY & CO., as well as its commitment to sustainability, please visit www.tiffany.com.

Contact

Jason Wong

(973) 254-7612

jason.wong@tiffany.com

August and September Selected Financial Information:

The information above regarding the Company’s net sales, operating earnings and cash balances for the two-month period ended September 30, 2020 (the “August-September 2020 financial data”) and for the two-month period ended September 30, 2019 (the “August-September 2019 financial data”) is preliminary and unaudited. While the Company applied its standard month-end financial closing procedures to the selected financial data presented in this release, it did not apply its standard quarter-end financial closing procedures to such information, as the quarter is not yet completed. These financial closing procedures that will be performed at quarter end include certain procedures that are not applied at the end of a month within the quarter, such as (i) review of, and potential adjustments with respect to, certain inventory obsolescence and accounts receivable allowances, (ii) evaluation of potential impairments of long-lived assets and (iii) in the case of the 2020 financial data, final management review (which remains in process), among others. Accordingly, actual financial data subjected to such quarter-end closing procedures and, in the case of the August-September 2020 financial data, as may be included in the Company’s quarterly results for the fiscal quarter ending October 31, 2020 and the fiscal year ending January 31, 2021 could differ, possibly materially, from the August-September 2019 financial data and the August-September 2020 financial data set forth above. Therefore, you should not place undue reliance upon such financial data.

Forward-Looking Statements:

Certain statements in this release including, without limitation, statements relating to expectations for Tiffany’s performance in future periods and plans, assumptions and expectations for Tiffany’s business, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, as they provide current expectations of future events. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) the effect of any announcement or event relating to the pendency of the merger, including the potential impact on Tiffany’s business relationships, operating results, and business generally; (ii) risks relating to the merger and litigation relating to the merger as previously disclosed in Tiffany’s SEC filings; (iii) the amount and timing of the costs, fees, expenses and other charges related to the merger, including in the event of any unexpected delays and in light of the pending merger-related litigation; (iv) any adverse effects on Tiffany by other general industry, economic, business and/or competitive factors; (v) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (vi) protest activity in the U.S.; and (vii) such other factors as are set forth in Tiffany’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its most recently filed Form 8-K dated September 28, 2020, its Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, the definitive proxy statement on Schedule 14A, filed with the SEC on January 6, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Tiffany’s financial condition, results of operations, credit rating, liquidity or stock price. In addition, there can be no assurance that the merger will be completed, or if it is completed, that it will close in the timeframe previously anticipated, or that the expected benefits of the merger will be realized. Because Tiffany does not know when, or if, the merger will be completed, Tiffany has not included certain costs related to the closing of the merger, such as advisor fees, litigation-related expenses, and expenses related to the acceleration of equity pursuant to the terms of the merger agreement, in its financial forecasts for the remainder of the fiscal year ending January 31, 2021 or any future period. These expenses are expected to be significant, although the vast majority of these costs will only be incurred if and when the merger is ultimately completed.

Forward-looking statements reflect the views and assumptions of management as of the date of this release with respect to future events. Tiffany does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this release does not constitute an admission by Tiffany or any other person that the events or circumstances described in such statement are material.